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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-35317) of our report dated January 24, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Stockholders, which is incorporated by reference in Tractor Supply Company's Annual Report on Form 10-K for the year ended January 1, 2000.



/s/ PricewaterhouseCoopers LLP
Nashville, Tennessee
March 24, 2000